   ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact:	Victor M. Perez, CFO
713-369-0550

ALLIS-CHALMERS ENERGY REPORTS
THIRD QUARTER 2010 RESULTS
3rd Quarter Revenues up 45%
Adjusted EBITDA up 77%

HOUSTON, TEXAS, November 4, 2010 - Allis-Chalmers Energy Inc. (NYSE: ALY) today reported results for the third quarter of 2010. Revenues for the third quarter of 2010 increased 45.2% to $174.3 million compared to $120.0 million for the third quarter of 2009 and Adjusted EBITDA increased 77% in the third quarter of 2010 to $34.5 million compared to $19.5 million for the third quarter of 2009.   Allis-Chalmers reported a net loss attributed to common stockholders for the third quarter of 2010 of $3.2 million, or $0.04 per diluted share, after preferred stock dividend of $637,000, compared to a net loss of $10.3 million, or $0.14 per diluted share in the third quarter of 2009, after preferred stock dividend of $630,000.

Results for the third quarter of 2010 include $718,000 in professional fees related to the previously announced proposed transaction with Seawell Limited and the acquisition of American Well Control, Inc., and a $650,000 estimated negative impact on pre-tax operating income from a general strike in Argentina.

Revenues for the first nine months of 2010 increased 25.3% to $473.3 million compared to $377.6 million for the first nine months of 2009.  Allis-Chalmers reported a net loss attributed to common stockholders for the first nine months of 2010 of $19.4 million, or $0.27 per diluted share, compared to a net loss of $13.0 million, or $0.27 per diluted share for the first nine months of 2009.  Results for the first nine months of 2009 include a pre-tax gain of $26.4 million on debt extinguishment associated with the repurchase of $74.8 million of senior notes in June 2009.

The increase in revenues and net income in the third quarter and the first nine months of 2010, as compared to the third quarter and the first nine months of 2009, excluding the pre-tax gain on debt extinguishment in the 2009 period, was due primarily to an improvement in equipment utilization and pricing for our services.

Weighted average shares of common stock outstanding on a diluted basis were 72.2 million for the third quarter of 2010 compared to 70.9 million for the third quarter of 2009.  For the nine month period ended September 30, 2010, weighted average shares of common stock outstanding on a diluted basis increased to 71.5 million compared to 47.8 million for the first nine months of 2009.

EBITDA and Adjusted EBITDA are non-GAAP financial measures that are not necessarily comparable from one company to another. Additional information and a reconciliation of GAAP net income to EBITDA and Adjusted EBITDA are provided later in this release.

Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer stated, “Our revenues and Adjusted EBITDA have increased sequentially in each of the past five quarters from the difficult market conditions which existed in the first half of 2009.  Operating income increased 179.3% in the third quarter of 2010 compared to the second quarter of 2010, and our Adjusted EBITDA is up 26.8% compared to the second quarter of 2010.  Our Oilfield Services segment revenues increased 14.0% in the third quarter of 2010 compared to the second quarter of 2010, and operating income increased 263% in the third quarter primarily due to increased utilization and pricing in our directional drilling and coiled tubing business lines.  We have successfully focused our efforts and capital expenditures on enhancing our position in the strongest U.S. onshore markets, including the Marcellus, Eagle Ford, and Haynesville shale plays.”

Mr. Hidayatallah continued, “In spite of the U.S. Gulf of Mexico drilling moratorium, revenues for our Rental Services segment increased 12%, compared to the second quarter of 2010, not counting the $6.8 million contribution from the acquisition of American Well Control in July 2010.  Allis-Chalmers continues to be proactive in diversifying from the U.S. offshore market and responding to market demands with strategic initiatives such as investing in equipment that is in strong demand in the U.S. land shale plays, and redeploying rental equipment to Egypt, Saudi Arabia and Brazil.  During the third quarter we established a facility in Pennsylvania to serve our drill pipe rental customers in the Marcellus shale play, and to enable American Well Control to provide full service parts and repair services to its frac valve customers in that market.”

Mr. Hidayatallah added, “While we had high utilization of our rigs in Argentina and Bolivia during the third quarter of 2010, results for our Drilling and Completion segment were impacted by decreased utilization and pricing for our rigs in Brazil, and the impact of a general strike in Argentina which reduced operating income by an estimated $650,000 in the quarter.  We have begun to provide directional drilling services and the offshore rental of drill pipe and landing strings in Brazil.  We believe these initiatives will bear fruit in 2011.”

Mr. Hidayatallah concluded, “Excluding the negative impact of the non-recurring transaction expenses and the effect of the strike in Argentina, the company had positive pre-tax income of $416,000 in the third quarter which we believe bodes well for our 2011 outlook.”

Segment Results for Third Quarter 2010

♦
Oilfield Services.  Revenues for our Oilfield Services segment were $56.7 million for the three months ended September 30, 2010, an increase of 77.7% compared to $31.9 million in revenues for the three months ended September 30, 2009.  Income from operations increased $11.7 million and resulted in income from operations of $7.5 million in the third quarter of 2010 compared to loss from operations of $4.2 million in the third quarter of 2009.  Our Oilfield Services segment revenues and operating income for the third quarter of 2010 increased compared to the third quarter of 2009 due principally to improved pricing and utilization for our directional drilling services, tubular services and our coiled tubing units.  Our capital expenditures in the Oilfield Services segment have emphasized new downhole directional drilling equipment, upgrading coiled tubing units and investing in pressure control units to serve the unconventional natural gas drilling activity.  Our Oilfield Services segment activity is tied to the rig count in the U.S. and the Baker Hughes average rig count for the thirteen weeks in the third quarter of 2010 was 1,626 compared to an average rig count of 977 for the thirteen weeks in the third quarter of 2009.

♦
Drilling and Completion.  Revenues for the quarter ended September 30, 2010 for the Drilling and Completion segment were $96.3 million compared to $76.3 million in revenues for the quarter ended September 30, 2009.  In spite of improved rig utilization and pricing for our drilling rigs in Argentina and Bolivia, income from operations decreased to $5.1 million in the third quarter of 2010 compared to $5.5 million in the third quarter of 2009.  This reduction was due to: (1) reduced rig utilization and rig rates in Brazil; (2) an increase of $1.3 million, or 24.4%, in depreciation and amortization; and (3) increased labor and other costs in Argentina; offset by $1.1 million of severance costs during the three months ended September 30, 2009 related to workforce reductions in Argentina as a result of lower activity at that time.  The increase in depreciation and amortization expense was the result of the capital spending programs over the last two years.

♦
Rental Services.  Revenues for the quarter ended September 30, 2010 for the Rental Services segment were $21.3 million, an increase from $11.8 million in revenues for the quarter ended September 30, 2009.  Income from operations increased to $3.3 million in the third quarter of 2010 compared to a $1.2 million operating loss in the third quarter of 2009.  The acquisition of American Well Control provided our Rental Services segment with $6.8 million of additional revenues and $2.4 million of additional operating income during the third quarter of 2010.  Our Rental Services segment revenues and operating income for the third quarter of 2010 also increased compared to the prior year due to our strategy of redeploying equipment and focusing our marketing efforts from the U.S. Gulf of Mexico to the onshore unconventional natural gas fields in the U.S.  We have concentrated our capital expenditures in the Rental Services segment on equipment which is in strong demand in the unconventional gas shale plays in the U.S. and therefore has high utilization and improved pricing.

Conference Call

Allis-Chalmers has scheduled a conference call to be held on Thursday, November 4, 2010 at 10:00 am Eastern time, 9:00 am Central time.  The call will be web cast live on the Internet through the Investor Relations page on the Allis-Chalmers’ website.  To participate by telephone, call (888) 771-4350 domestically or (847) 585-4343 internationally ten minutes prior to the start time.  The confirmation number is 28229267.  Participants may pre-register for the call at the following link and will be issued a new phone number and a PIN number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

http://www.yourconferencecenter.com/r.aspx?p=1&a=UDjeyKuPPLMmYB

A telephonic replay will be available through November 11, 2010 and may be accessed by calling (888) 843-7419 domestically or (630) 652-3042 internationally, and using the passcode 7540224#.  The call will be available for replay through Allis-Chalmers’ website shortly after the call is complete.

About Allis-Chalmers

Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company.  Allis-Chalmers provides services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, Arkansas, Pennsylvania, Oklahoma, New Mexico, offshore in the Gulf of Mexico, and internationally, primarily in Argentina, Brazil, Mexico and Bolivia. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services.  For more information, visit our website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers' business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.

Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.

Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the "Risk Factors" section) and in our other SEC filings and publicly available documents.  We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Use of EBITDA and Adjusted EBITDA & Regulation G Reconciliation

This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization.  Allis-Chalmers defines EBITDA accordingly for the purposes of this press release.  We also utilize Adjusted EBITDA as a supplemental financial measurement in the evaluation of our business.  We have defined Adjusted EBITDA for the purposes of this press release to mean EBITDA plus stock compensation expense.  However, EBITDA and Adjusted EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP.  Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other Income or cash flow statement data prepared in accordance with GAAP.  However, we believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:

•
are widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

•
are used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation, and to assess compliance in financial ratios.

There are significant limitations to using EBITDA and Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.  Reconciliations of these financial measures to net income, the most directly comparable GAAP financial measure, are provided in the table below.

Reconciliation of EBITDA and Adjusted EBITDA to GAAP Net Income
($ in millions)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009

Net loss	(2.6)	(9.7)	(17.5)	(12.3)
Depreciation and amortization	22.3	20.9	65.4	61.8
Interest expense, net	11.8	10.7	33.5	37.4
Income taxes	1.6	(4.1)	(3.6)	(6.8)
EBITDA	$33.1	$17.8	$77.8	$80.1
Stock compensation expense (non-cash)	1.4	1.2	4.4	3.6
Non-cash asset gains and losses (1)	-	-	1.5	(23.2)
Increase to allowance for bad debts	-	0.5	-	4.1
Adjusted EBITDA	$34.5	$19.5	$83.7	$64.6

(1) Includes gain on debt extinguishment of $26.4 million net of $3.2 million loss on asset disposition and inventory writedown in the first nine months of 2009.

ALLIS-CHALMERS ENERGY INC
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009

Revenues	$174,288	$120,016	$473,302	$377,624

Operating cost and expenses
Direct costs	127,622	90,763	356,060	281,136
Depreciation and amortization	22,349	20,893	65,366	61,819
Selling, general and administrative expense	12,772	11,430	36,949	40,595
Loss (gain) on asset dispositions	-	-	-	1,916
Total operating costs and expenses	162,743	123,086	458,375	385,466

Income (loss) from operations	11,545	(3,070)	14,927	(7,842)

Other income (expense)
Interest expense	(11,881)	(10,764)	(33,986)	(37,492)
Interest income	45	39	499	53
Gain on debt extinguishment	-	-	-	26,365
Other	(661)	37	(2,479)	(231)
Total other income (expense)	(12,497)	(10,688)	(35,966)	(11,305)

Net loss before income taxes	(952)	(13,758)	(21,039)	(19,147)

Income tax (expense) benefit	(1,614)	4,108	3,563	6,802

Net loss	(2,566)	(9,650)	(17,476)	(12,345)

Preferred stock dividend	(637)	(630)	(1,911)	(665)

Net loss attributed to common stockholders	$(3,203)	$(10,280)	$(19,387)	$(13,010)

Net loss per common share:
Basic	$(0.04)	$(0.14)	$(0.27)	$(0.27)
Diluted	$(0.04)	$(0.14)	$(0.27)	$(0.27)

Weighted average shares outstanding:
Basic	72,207	70,945	71,506	47,834
Diluted	72,207	70,945	71,506	47,834

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

Cash and cash equivalents	$15,322	$41,072
Trade receivables, net	140,123	105,059
Inventories	38,993	34,528
Deferred income tax asset	2,649	3,790
Prepaid expenses and other	8,628	13,799
Total current assets	205,715	198,248

Property and equipment, net	732,857	746,478
Goodwill	46,173	40,639
Other intangible assets, net	35,138	32,649
Debt issuance costs, net	8,073	9,545
Deferred income tax asset	34,736	22,047
Other assets	40,445	31,014

Total assets	$1,103,137	$1,080,620

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$23,624	$17,027
Trade accounts payable	43,361	34,839
Accrued salaries, benefits and payroll taxes	25,319	22,854
Accrued interest	6,917	15,821
Accrued expenses	27,674	21,918
Total current liabilities	126,895	112,459

Deferred income tax liability	8,087	8,166
Long-term debt, net of current maturities	497,100	475,206
Other long-term liabilities	452	1,142
Total liabilities	632,534	596,973

Commitments and Contingencies

Stockholders' Equity
Preferred stock	34,183	34,183
Common stock	734	714
Capital in excess of par value	429,146	422,823
Retained earnings	6,540	25,927
Total stockholders' equity	470,603	483,647

Total liabilities and stockholders' equity	$1,103,137	$1,080,620

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue
Oilfield Services	$56,705	$31,904	$146,070	$105,827
Drilling and Completion	96,295	76,299	280,772	223,237
Rental Services	21,288	11,813	46,460	48,560
	$174,288	$120,016	$473,302	$377,624

Operating income (loss)
Oilfield Services	$7,462	$(4,211)	$7,969	$(15,701)
Drilling and Completion	5,125	5,508	17,640	14,420
Rental Services	3,337	(1,218)	1,596	3,318
General corporate	(4,379)	(3,149)	(12,278)	(9,879)
	$11,545	$(3,070)	$14,927	$(7,842)

Depreciation and amortization
Oilfield Services	$7,925	$8,077	$23,622	$22,825
Drilling and Completion	6,793	5,462	19,619	16,182
Rental Services	7,565	7,281	21,929	22,580
General corporate	66	73	196	232
	$22,349	$20,893	$65,366	$61,819

Capital expenditures
Oilfield Services	$7,339	$1,348	$18,370	$9,408
Drilling and Completion	8,371	7,067	20,212	50,775
Rental Services	3,840	851	11,592	7,042
General corporate	354	7	719	41
	$19,904	$9,273	$50,893	$67,266